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                                                                     Exhibit 5.1

                           Sidley Austin Brown & Wood
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603


                               September 18, 2002


Commonwealth Edison Company
37th Floor
10 South Dearborn Street
Chicago, Illinois  60680-5379

             Re: $600,000,000 First Mortgage 6.15% Bonds, Series 98
                 Due March 15, 2012 of Commonwealth Edison Company
                ----------------------------------------------------

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Commonwealth Edison Company, an Illinois corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $600,000,000 principal amount of the Company's First Mortgage 6.15% Bonds, Series 98 Due March 15, 2012 (the "Exchange Bonds"), which are to be offered in exchange for an equivalent principal amount of currently outstanding First Mortgage 6.15% Bonds, Series 98 Due March 15, 2012 (the "Outstanding Bonds"), all as more fully described in the Registration Statement. The Exchange Bonds will be issued under the Company's Mortgage (the "Mortgage") dated July 1, 1923, as amended and supplemented, between the Company and Illinois Merchants Trust Company, as trustee (BNY Midwest Trust Company, as current successor trustee) and D.G. Donovan as Co-Trustee (collectively the "Bonds Trustees").

         We are familiar with the proceedings to date with respect to the proposed issuance of the Exchange Bonds contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the state of Illinois.

         2. The Company has corporate power to execute and deliver indentures supplemental to the Mortgage and to authorize and issue the Exchange Bonds in exchange for the Outstanding Bonds.

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Commonwealth Edison Company
September 18, 2002
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         3.       The Exchange Bonds will be legally issued and binding
obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a supplemental indenture related to the Exchange Bonds meeting the requirements of the Mortgage has been duly executed and delivered by the Company and the Bonds Trustees; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Exchange Bonds, as contemplated by the Registration Statement and the Mortgage; and (iv) the Exchange Bonds shall have been duly executed and authenticated as provided in the Mortgage and such resolutions and shall have been duly delivered to the purchasers thereof against surrender and cancellation of a like principal amount of Outstanding Bonds in the manner described in the Registration Statement.

         The opinions expressed herein are limited to the laws of the State of Illinois and the federal laws of the United States of America.

         We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the exchange of the Exchange Bonds.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                              Very truly yours,


                                              Sidley Austin Brown & Wood